As filed with the Securities and Exchange Commission on July 28, 2009
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)
Oostduinlaan 75
2596 JJ The Hague, The Netherlands
(Address of principal executive offices and zip code)
31-70-373-2722
(Registrant’s telephone number, including area code)

David A. Delman
2103 Research Forest Drive
The Woodlands, Texas 77380-2624
(832) 513-1040
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David Peterman
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed
Title of each class of	Amount to be	offering price	maximum	Amount of
securities to be registered	registered (1)	per unit	offering price	registration fee
Common Stock, Euro 0.01 par value Warrants	(2)	(2)	(2)	(2)

(1)	The amount of securities registered hereunder shall be deemed to include any additional securities issuable as a result of any stock split, stock dividend or other similar transaction and such indeterminate number of shares of common stock as shall be issuable upon conversion of any securities registered hereby which are convertible into such common stock

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

Chicago Bridge & Iron Company N.V.
Common Stock
Warrants
          We may offer and sell from time to time in one or more offerings:
          (1) common stock, Euro 0.01 par value; and
          (2) warrants to purchase our common stock, which may be convertible into or exchangeable for common stock or other securities.
          We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change the information contained in this prospectus.
          You should read carefully this prospectus and any prospectus supplement before you invest in our securities. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements.
          This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
          Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CBI.”
          Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 8 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.
          None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 28, 2009.

          You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Available Information” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
          This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”
          As used in this prospectus, “we,” “us,” “our,” and “CB&I” means Chicago Bridge & Iron Company N.V. and, where the context requires, includes our operating subsidiaries.
AVAILABLE INFORMATION
          We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.cbi.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
          We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934 and is not incorporated in this prospectus:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 25, 2009, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 31, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended (i) March 31, 2009, filed with the SEC on April 29, 2009 and (ii) June 30, 2009, filed with the SEC on July 28, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on February 12, 2009 and May 13, 2009; and

•	The description of our common stock, par value EUR 0.01 per share, contained in Amendment No. 4 to our Registration Statement on Form 8-A, filed with the SEC on January 8, 2004, including any amendment or report filed for the purpose of updating such description.
          We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:
Investor Relations
Chicago Bridge & Iron Company N.V.
c/o CB&I
One CB&I Plaza
2103 Research Forest Drive
The Woodlands, TX 77380
(832) 513-1200
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated in this prospectus by reference contain forward-looking information regarding Chicago Bridge & Iron Company N.V. and represent our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus that are not based on historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.
          Forward-looking statements involve known and unknown risks and uncertainties. In addition to the material risks listed under “Item 1A. Risk Factors,” as set forth in our Form 10-K filed with the SEC for the year ended December 31, 2008, and any updates to those risk factors included in our Quarterly Reports on Form 10-Q, that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, the following are some, but not all, of the factors that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements or contribute to such differences: the impact (and potential worsening) of the current turmoil or weakness in worldwide financial, credit, and economic markets on us or our backlog, prospects, clients, vendors or subcontractors, credit facilities, or compliance with lending covenants; our ability to realize cost savings from our expected performance of contracts, whether as a result of improper estimates, performance, or otherwise; uncertain timing and funding of new contract awards, as well as project cancellations; cost overruns on fixed price or similar contracts, whether as a result of improper estimates, performance, or otherwise; risks associated with labor productivity; risks associated with percentage-of-completion accounting; our ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather affecting our performance and timeliness of completion, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; operating risks, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including a decline in energy prices and the cyclical nature of the individual markets in which our customers operate; delayed or lower than expected activity in the hydrocarbon industry, demand from which is the largest component of our revenue; lower than expected growth in our primary end markets, including but not limited to LNG and energy processes; risks inherent in acquisitions and our ability to complete or obtain financing for proposed acquisitions; our ability to integrate and successfully operate and manage acquired businesses and the risks associated with those businesses; the non-competitiveness or unavailability of, or lack of demand or loss of legal protection for, our intellectual property rights; failure to keep pace with technological changes; failure of our patents or licensed technologies to perform as expected or to remain competitive, current, in demand, profitable or enforceable; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, and the potential effect of such claims or litigation on our business, financial condition, or results of operations; lack of necessary liquidity to provide bid, performance, advance payment and retention bonds, guarantees, or letters of credit securing our obligations under our bids and contracts or to finance expenditures prior to the receipt of payment for the performance of contracts; proposed and actual revisions to U.S. and

non-U.S. tax laws, and interpretation of said laws, Dutch tax treaties with foreign countries and U.S. tax treaties with non-U.S. countries (including, but not limited to The Netherlands), which would seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which we operate; compliance with applicable laws and regulations in any one or more of the countries in which we operate including without limitation the Foreign Corrupt Practices Act and those concerning the environment, export controls and sanctions program; our inability to properly manage or hedge currency or similar risks; and a downturn, disruption, or stagnation in the economy in general.
          Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future performance or results. You should not unduly rely on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this paragraph entitled “Information Regarding Forward-Looking Statements”.

CHICAGO BRIDGE & IRON COMPANY N.V.
          Founded in 1889, Chicago Bridge & Iron Company N.V., and its subsidiaries, is one of the world’s leading engineering, procurement and construction (“EPC”) companies. Our common stock currently trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “CBI.” CB&I is a major integrated EPC service provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. With more than 80 locations and approximately 19,000 employees worldwide, we capitalize on our global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. During 2008, we executed approximately 600 projects in over 70 countries for customers in a variety of industries.
          Our principal executive offices are located at Oostduinlaan 75, 2596 JJ The Hague, The Netherlands and our telephone number is 31-70-373-2722. We maintain a website at http://www.cbi.com. Information contained on this website does not constitute part of this prospectus or any prospectus supplement.

RISK FACTORS
          An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our applicable Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.
USE OF PROCEEDS
          Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or repurchasing, converting or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

DESCRIPTION OF OUR CAPITAL STOCK
General
          CB&I was incorporated under the law of The Netherlands as a public company with limited liability (“naamloze vennootschap”) by Deed of Incorporation dated November 22, 1996. Set forth below is a summary of certain provisions relating to our shares of common stock, par value Euro 0.01 per share (“common shares”), contained in our Articles of Association, as amended (our “Articles of Association”), and the law of The Netherlands. Such summary does not purport to be a complete summary of our Articles of Association and the law of The Netherlands and is qualified in its entirety by reference to our Articles of Association.
          Our authorized share capital is Euro 2,500,000 consisting of 250,000,000 common shares, each with a par value of Euro .01. Common shares are issued in registered form only. Our common shares are listed on The New York Stock Exchange. Shareholders may hold common shares registered in the New York registry (“New York Shares”) directly (evidenced by an entry/registration in the New York Registry and, if applicable, certificates received for those Shares) or through The Depository Trust Company (either as participant in such system or indirectly through organizations that are participants in such system). To the extent not registered in the New York Registry, common shares will be registered in the shareholders’ register kept in The Hague, The Netherlands. The common shares covered by this Prospectus are New York Shares.
Voting Rights
          Generally, each shareholder is entitled to one vote for each common share held on every matter submitted to a vote of shareholders. Our Articles of Association make no provision for cumulative voting and, as a result, the holders of a majority of our voting power will have the power, subject to the Supervisory Board’s right to make binding nominations (see “Election and Tenure of Managing and Supervisory Directors” below), to elect all members of the Supervisory Board and the Management Board who are standing for election.
          Unless otherwise required by our Articles of Association or the law of The Netherlands, resolutions of a general meeting of shareholders require the approval of a majority of the votes cast at a meeting. Our Articles of Association require that, at a time when there are one or more holders of more than 15% of our outstanding voting securities (each an “affiliated holder”), certain business combination transactions, recapitalization transactions or transactions involving a person who is or has been an affiliated holder, as well as dissolution or liquidation of the Company, the payment of stock dividends and the repurchase of our shares, in each case in so far as any of such transactions otherwise require a shareholder vote for adoption, will require the approval of a supermajority percentage (at least 80%) of our voting securities issued and outstanding. While this provision may limit the ability of an affiliated holder to control or influence a decision to effect a change of control of the Company and also make it more difficult to consummate certain types of business combination transactions requiring a shareholder vote (e.g., certain statutory mergers under Dutch law), this requirement does not affect shareholders’ ability to sell their shares to a bidder in a tender offer or the ability to engage in other types of business combination transactions not requiring a shareholder vote.
          There are no laws currently in effect in The Netherlands or provisions in our Articles of Association limiting the rights of non-resident investors to hold or vote common shares.

Dividends
          Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine that an amount shall be reserved out of our annual profits. The portion of our annual profits that remains after such reservation is at the disposal of the general meeting of shareholders. Out of our share premium reserve and other reserves available for shareholder distributions under the law of The Netherlands, the general meeting of shareholders may declare distributions upon the proposal of the Management Board (after approval by the Supervisory Board). We may not pay dividends if the payment would reduce shareholders’ equity below the aggregate par value of our outstanding common shares, plus reserves (if any) required to be maintained by law. Although under Dutch law dividends (when and if declared and paid) are generally paid annually, the Management Board, with the approval of the Supervisory Board, may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders, in anticipation of the final dividend or final distribution. Rights to dividends and distributions that have not been collected within five years after the date on which they first became due and payable revert to the Company.
          We have suspended payment of dividends effective in the first fiscal quarter of 2009. Our Management Board and Supervisory Board will periodically evaluate dividends in the future based upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors.
          We have declared and paid in the past regular quarterly interim cash dividends or distributions on our common shares; however, there can be no assurance that any such dividends or distributions will be declared or paid. The payment of dividends or distributions in the future will be subject to the discretion of our shareholders (in the case of annual dividends), our Management Board and our Supervisory Board and will depend upon general business conditions, legal and contractual restriction on the payment of dividends or distributions, and other factors. We will pay any cash dividends or distributions in U.S. dollars. Any cash dividends or distributions payable to holders of New York Shares will be paid to The Bank of New York as New York Transfer Agent and Registrar.
Shareholder Meetings
          Each shareholder has the right to attend general meetings of shareholders, either in person or represented by a person holding a written proxy, to address shareholder meetings, and to exercise voting rights, subject to certain provisions of our Articles of Association. Our ordinary general meetings of shareholders are held in The Netherlands at least annually, within six months after the close of each financial year. Extraordinary general meetings of shareholders may be held as often as the Management Board deems necessary, or as otherwise provided for pursuant to the law of The Netherlands. Shareholders representing 10% or more of our issued shares may request that the Management Board convene an extraordinary general meeting with an agenda to be set by the shareholders requesting such meeting. If such meeting is not held within 6 weeks of our receipt of such request, the shareholders requesting a meeting may petition a court in The Netherlands for an order directing the holding of such meeting; the court may order the holding of such a meeting if the persons requesting the meeting can demonstrate that they have a sufficient interest in holding a meeting with the agenda requested by them.

          We provide notice by mail to registered holders of common shares of each general meeting of shareholders. Such notice will be given no later than the 15th day prior to the day of the meeting and will include a statement of the business to be conducted at the meeting. The New York Transfer Agent and Registrar will provide notice of general meetings of shareholders to, and compile voting instructions from, holders of New York Shares. Registered shareholders must notify the Management Board in writing of their intention to attend a shareholder meeting.
Election and Tenure of Managing Directors and Supervisory Directors
          Our Management Board is entrusted with the management of the Company under the supervision of our Supervisory Board. The Management Board may have one or more members and the Supervisory Board may have at least six and no more than 12 members. Supervisory Board and Management Board vacancies are filled by a vote of shareholders at the first general meeting after such vacancy occurs or is created. The Supervisory Board and the Management Board members are elected from binding nominations made by the Supervisory Board. At least two persons must be nominated for each vacancy. Under the law of The Netherlands and our Articles of Association, the shareholders may deprive a nomination of its binding effect by a resolution passed by a vote of two-thirds of the votes cast at the meeting if such two-thirds vote represents more than one-half of our issued share capital.
          The general meeting of shareholders may dismiss, or suspend for a period of up to 3 months, a member of the Management or Supervisory Board. However, if the Supervisory Board does not propose such dismissal or suspension, the general meeting of shareholders must pass the resolution for dismissal or suspension of a member of the Management or Supervisory Board by a two-thirds majority of the votes cast at the meeting, representing more than half of our issued share capital. The Supervisory Board may suspend a member of the Management Board at any time for a period of up to 3 months. The general meeting of shareholders may discontinue such suspension at any time. The Supervisory Board determines the remuneration (if any) of the Management Board.
          Members of the Supervisory Board are appointed to serve three-year terms with approximately one-third of such members’ terms expiring each year. Supervisory directors serve until the expiration of their respective terms of office or their resignation, death or removal by shareholders. The term of office of a supervisory director expires automatically on the day on which the annual meeting is held in the financial year following the year during which such Supervisory Director reaches the age of 72.
          Since our incorporation our wholly-owned subsidiary Chicago Bridge & Iron Company B.V. has been the sole member of our Management Board. At our general meeting of shareholders held in 2006 Chicago Bridge & Iron Company B.V. was re-elected as our sole managing director for a four-year term expiring at the end of our annual general meeting of shareholders to be held in the year 2010.
          Subject to our Articles of Association, the Supervisory Board may adopt rules and regulations governing its internal proceedings, including rules relating to voting on nominations of Supervisory Directors, Supervisory Board composition and governance.
Approval of Annual Accounts and Discharge of Directors

          Each year, the Management Board is responsible for the preparation of annual accounts within five months after the end of our financial year, unless the general meeting of shareholders has extended this period due to special circumstances. The annual accounts must be approved and signed by all members of the Supervisory Board and Management Board and then submitted to a general meeting of shareholders for adoption.
          The adoption of the Company’s annual accounts by the general meeting of shareholders does not automatically discharge the members of the Management Board and the Supervisory Board from liability in respect of the exercise of their duties during the financial year concerned. However, we generally expect to propose such discharge as a separate agenda item at each annual general meeting of shareholders.
Liquidation Rights
          In the event of the dissolution and liquidation of the Company, the assets remaining after payment of all debts and liquidation expenses will be distributed among holders of common shares on a pro rata basis.
Issuance of Common Shares; Preemptive Rights
          Under the law of The Netherlands and our Articles of Association, the Supervisory Board may issue common shares, or grant options, warrants or other rights to acquire common shares, when the Supervisory Board is so empowered by the general meeting of shareholders. Such authorization can be granted for a maximum period of up to five years, subject to one or more extensions for further periods of up to five years. On May 8, 2009 our general meeting of shareholders empowered our Supervisory Board to issue shares, and to grant options, warrants or other rights to acquire shares, within the limits of our authorized and unissued share capital from time to time, for a five-year period ending May 8, 2013.
          Under the law of The Netherlands and our Articles of Association, each holder of common shares has in principle a preemptive right to subscribe with regard to any issue of common shares pro rata to the aggregate nominal value of such shareholder’s existing holdings of common shares, except for certain issuances to employees, issuances for non-cash consideration, issuances to persons who exercise a previously acquired right to subscribe for common shares, and issuances limited or excluded from such requirement by the Supervisory Board when the Supervisory Board is so empowered by the general meeting of shareholders. Under the law of The Netherlands, such authorization to limit or exclude preemptive rights can be granted for a maximum period of five years, subject to one or more extensions for further periods of up to five years. On May 8, 2009 our general meeting of shareholders empowered our Supervisory Board to exclude pre-emptive rights with respect to all issuances of shares, and all grants of options, warrants or other rights to acquire shares, for a five-year period ending May 8, 2013.
Repurchase of Common Shares
          The shareholders may delegate to the Management Board the authority, subject to certain restrictions contained in the law of The Netherlands and our Articles of Association, to cause the Company to acquire, for consideration, the Company’s own fully paid common shares in an amount not to exceed 10% of the issued shares in the aggregate. Such authorization may not be granted for more than 18 months.

          On May 8, 2009 our general meeting of shareholders granted the authority to our Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued shares during the period beginning May 8, 2009 and ending November 8, 2010, for a price not exceeding 110% of the most recent trading price of our common shares on the date of repurchase.
Capital Reduction
          Upon proposal by the Management Board (after approval by the Supervisory Board), the general meeting of shareholders may reduce our issued share capital by cancellation of common shares held by the Company, subject to certain statutory provisions.
Amendment of Our Articles of Association
          Our Articles of Association may be amended by a majority of the votes cast at a general meeting of shareholders if the proposal is stated in the convocation notice for the general meeting and a complete copy of the proposed amendment is filed at our office so that it may be inspected prior to and during the meeting. Proposals to amend our Articles of Association, to merge the Company with or into any other entity, or to dissolve the Company, require prior approval by our Supervisory Board.
DESCRIPTION OF WARRANTS
          We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent (the “Warrant Agent”), all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.
          The prospectus supplement relating to a particular issue of warrants to purchase common stock will describe the terms of those warrants, which may include (without limitation) the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any common stock issued with the warrants will be separately transferable;

•	the number of shares of common stock that may be purchased upon exercise of a warrant and the price at which the shares of common stock may be purchased upon exercise;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.
SELLING RESTRICTIONS
          In relation to The Netherlands and other member states of the European Economic Area which have implemented Directive 2003/71/EC of the European Parliament and the Council of the European Union (the “Prospectus Directive”) (each, a “Relevant Member State”), an offer to the public of any securities offered pursuant to this prospectus or any prospectus supplement may not be made in that Relevant Member State except pursuant to the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than EUR 43,000,000 and (iii) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) within such Relevant Member State;

•	in any circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of Shares shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive or any relevant implementing measure in any Relevant Member State.
For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant Member State means the communication in any form and by any means of information on the terms of an offering of securities and any of the securities to be offered thereby.
SELLING SECURITY HOLDERS
          To the extent that this prospectus is used by any selling security holder to resell any common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.
LEGAL MATTERS
          In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P. or (in respect of matters of Dutch law) Baker & McKenzie

Amsterdam N.V. and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
          The consolidated financial statements of Chicago Bridge & Iron Company N.V. and subsidiaries appearing in Chicago Bridge & Iron Company N.V.’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedule appearing therein), and the effectiveness of Chicago Bridge & Iron Company N.V.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by CB&I in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		+
Legal fees and expenses		+
Printing expenses		+
Miscellaneous fees and expenses		+

Total	$

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

+	Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers
          Article 25 of the Registrant’s Articles of Association, as amended (the “Articles of Association”) provides that a current or former director or officer of the Registrant shall be indemnified by the Registrant against:
          (a) all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and
          (b) all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification of such expenses.
          Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any such litigation, action or claim, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses may be advanced to a director or officer at his request and upon a resolution of the Supervisory Board, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification is only required to be made if a majority of supervisory directors not a party to the action or, if all supervisory directors are named as parties to the action, independent legal counsel, or the general meeting of shareholders, determines that the applicable standard of conduct required for indemnification has been met.
          Article 25 of the Articles of Association further provides that the indemnification provided therein is not exclusive of any other right to which a person seeking indemnification may be entitled under the laws of The Netherlands (as from time to time amended) or under any agreement, resolution of the general meeting of shareholders or of the disinterested members of the Supervisory Board or otherwise.
          Article 25 of the Articles of Association also provides that directors of the Registrant will not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) for personal liability which is imposed by the law of The Netherlands, as from time to time amended.
          The Registrant has entered into indemnification agreements with certain of its directors providing for indemnification similar to that provided in the Articles of Association. The Registrant has also obtained officers’ and directors’ liability insurance in amounts it believes are reasonable under the circumstances.
Item 16. Exhibits
          Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated into this item.
Item 17. Undertakings
          The undersigned Registrant hereby undertakes:
          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
               That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, in the State of Texas, on July 28, 2009.

CHICAGO BRIDGE & IRON COMPANY N.V.
By:	Chicago Bridge & Iron Company B.V., its Managing Director

By: Name:	/s/ Philip K. Asherman Philip K. Asherman
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
          Each person whose signature appears below appoints Philip K. Asherman and Ronald A. Ballschmiede, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Philip K. Asherman Philip K. Asherman	President and Chief Executive Officer (Principal Executive Officer) Supervisory Director	July 28, 2009

/s/ Ronald A. Ballschmiede Ronald A. Ballschmiede	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2009

/s/ Westley S. Stockton Westley S. Stockton	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	July 28, 2009

/s/ Jerry H. Ballengee Jerry H. Ballengee	Supervisory Director and Non- Executive Chairman	July 28, 2009

/s/ L. Richard Flury L. Richard Flury	Supervisory Director	July 28, 2009

Signature	Title	Date
/s/ J. Charles Jennett J. Charles Jennett	Supervisory Director	July 28, 2009

/s/ W. Craig Kissel W. Craig Kissel	Supervisory Director	July 28, 2009

/s/ Larry D. McVay Larry D. McVay	Supervisory Director	July 28, 2009

/s/ Gary L. Neale Gary L. Neale	Supervisory Director	July 28, 2009

/s/ Michael L. Underwood Michael L. Underwood	Supervisory Director	July 28, 2009

/s/ Marsha C. Williams Marsha C. Williams	Supervisory Director	July 28, 2009

INDEX TO EXHIBITS

Exhibit
Number		Description
1.1	*	Form of Underwriting Agreement

2.1
Share Sale and Purchase Agreement dated as of August 24, 2007 by and among ABB Holdings Inc., ABB Holdings B.V., ABB Asea Brown Boveri Ltd., Chicago Bridge & Iron Company, Chicago Bridge & Iron Company B.V. and Chicago Bridge & Iron Company N.V. (incorporated by reference from the Company’s 2007 Form 8-K filed August 30, 2007)

3.1		Amended Articles of Association of the Company (English translation) (incorporated by reference from the Company’s 2005 Form 10-Q filed August 8, 2005)

3.2		Deed of Amendment to the Articles of Association (incorporated by reference from the Company’s Definitive Proxy Statement filed April 8, 2009)

3.3		Deed of Amendment to the Articles of Association (incorporated by reference from the Company’s Definitive Proxy Statement filed March 25, 2009)

4.1		Specimen Stock Certificate (Incorporated by reference from the Company’s Registration Statement on Form S-1 (File No. 333-18065))

4.2	*	Form of Warrant Agreement

4.3	*	Form of Warrant Certificate

5.1	**	Opinion of Baker & McKenzie Amsterdam N.V.

23.1	**	Consent of Ernst & Young LLP

23.2	**	Consent of Baker & McKenzie Amsterdam N.V. (included in Exhibit 5.1)

24.1	**	Powers of Attorney of Chicago Bridge & Iron Company N.V.. (included on the signature page to the Registration Statement)

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.